EXHIBIT 23.1

                     CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 12, 2002 relating to the consolidated financial statements which appear in KFx Inc.'s Current Report on Form 8-K dated June 18, 2002.


/s/ PricewaerhouseCoopers LLP

Denver, Colorado
June 19, 2002